UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2021

CANTALOUPE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-33365	23-2679963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Deerfield Lane, Suite 300 Malvern, Pennsylvania		19355
(Address of principal executive offices		(Zip code)

Registrant’s telephone number, including area code: (610) 989-0340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2021, Cantaloupe, Inc. (the “Company”) received notice from Anant Agrawal of his intention to retire from his position as the Chief Revenue Officer of the Company, effective on October 8, 2021.  Mr. Agrawal has served the Company, and Cantaloupe Systems, Inc. prior to its acquisition by the Company, for a combined eighteen years.  The Company appreciates and thanks Mr. Agrawal for his commitment to innovation in the industry, his devotion to excellence, and his leadership.  The Company has initiated a review of candidates to replace Mr. Agrawal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTALOUPE, INC.

By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary

Dated: October 6, 2021